SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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TRAVELCENTERS OF AMERICA LLC
(Name of Registrant as Specified In Its Charter)

E2 INVESTMENT PARTNERS LLC
LOCKSMITH CAPITAL MANAGEMENT LLC
LOCKSMITH VALUE OPPORTUNITY FUND LP
TIMOTHY E. BROG
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
April 23, 2008

LOCKSMITH CAPITAL MANAGEMENT ANNOUNCES THAT IT INTENDS TO
SOLICIT PROXIES IN OPPOSITION TO
TRAVELCENTERS OF AMERICA’S NOMINEES FOR DIRECTOR

New York, NY - Locksmith Capital Management LLC (“Locksmith”) announces that it intends to file a proxy statement with the Securities and Exchange Commission and solicit proxies in opposition to the nominees proposed by TravelCenters of America LLC (AMEX - TA). The affirmative vote of a majority of the TravelCenters’ outstanding common stock entitled to vote at the meeting is necessary to elect the director nominees.

“We continue to be amazed that Barry Portnoy, Arthur G. Koumantzelis, Thomas M. O'brien, Barbara D. Gilmore and Patrick F. Donelan have spent a significant amount of shareholder money in order to disenfranchise its shareholders,” said Timothy Brog, Managing Director of Locksmith Capital Management LLC. “Instead of allowing shareholders an opportunity to vote for our nominees and shareholder proposals, they invoked meaningless technicalities in order to create a Soviet style election and entrench the current Board of Directors. This Board has no shame.”

IT IS TIME TO ELIMINATE THE CONFLICTS OF INTEREST AND CREATE STOCKHOLDER VALUE

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LOCKSMITH PRESENTLY INTENDS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) RELATING TO LOCKSMITH’S SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF TRAVELCENTERS OF AMERICA LLC FOR USE AT THE 2008 ANNUAL MEETING. LOCKSMITH STRONGLY ADVISES ALL TRAVELCENTERS OF AMERICA LLC STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain free copies of the Proxy Statement filed with the SEC by Locksmith through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the Proxy Statement from Locksmith by contacting Timothy Brog, Locksmith Capital Management LLC, 551 Madison Avenue, 6th Floor, New York, NY 10022.

Locksmith will be soliciting proxies from stockholders of TravelCenters of America LLC in connection with the election of directors. Information concerning participants and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.

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Locksmith Capital Management LLC is the management company for Locksmith Value Opportunity Fund, a Delaware Limited Partnership.

CONTACT:
Timothy E. Brog
Locksmith Capital Management LLC
(212) 557-6150